RAIT Financial Trust Announces Third Quarter 2012 Financial Results

PHILADELPHIA, PA — October 25, 2012 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced third quarter 2012 financial results.

Highlights

•	Adjusted funds from operations (“AFFO”) increased 67% to $14.9 million for the quarter ended September 30, 2012 from $8.9 million for the quarter ended September 30, 2011.

•	AFFO per share increased 30% to $0.30 for the quarter ended September 30, 2012 from $0.23 for the quarter ended September 30, 2011.

•	Operating income increased 129% to $9.4 million for the quarter ended September 30, 2012 from $4.1 million for the quarter ended September 30, 2011.

•	Total revenues grew 7% to $60.3 million for the quarter ended September 30, 2012 from $56.3 million for the quarter ended June 30, 2012.

•	RAIT sold $36.5 million of CMBS loans and generated $2.1 million of fee income for the quarter ended September 30, 2012.

•	As of September 30, 2012, RAIT has approximately $290.7 million of capital available for investment into eligible bridge, mezzanine and CMBS loans.

•	Rental income increased to $26.4 million during the quarter ended September 30, 2012 from $23.6 million during the quarter ended September 30, 2011.

•	RAIT declared a third quarter 2012 common dividend of $0.09 per share, representing a 12.5% increase from the prior quarter’s dividend of $0.08 per common share and a 50% increase from the fourth quarter 2011 dividend of $0.06 per common share.

•	Adjusted book value increased to $6.65 at September 30, 2012 from $6.56 at June 30, 2012.

•	On October 1, 2012, ARS VI Investor I, LLC (the “Investor”), an affiliate of Almanac Realty Investors, LLC, committed to invest $100 million in securities issued by RAIT. The Investor made its first $20 million investment in RAIT pursuant to this commitment on October 17, 2012. RAIT expects to use proceeds received pursuant to this commitment to fund RAIT’s expanding loan origination and investment activities, including CMBS and bridge lending.

Scott Schaeffer, RAIT’s Chairman and CEO, said, “We continue growing our core commercial real estate lending businesses. We funded more than $285 million of loans during the first nine months of the year, including $50 million small balance CMBS loans. Year to date, we’ve securitized $41.9 million of CMBS loans. This success has led to a 50% increase in the common dividend from the fourth quarter of 2011 and has improved our access to capital. We remain focused on lending, accretively, against cash-flowing commercial real estate properties with the goal of delivering a consistent and steadily growing common dividend to our shareholders.”

Third Quarter 2012 Results

RAIT reported AFFO, a non-GAAP financial measure, for the three-month period ended September 30, 2012 of $14.9 million, or $0.30 per share — diluted based on 49.9 million weighted-average shares outstanding – diluted, as compared to AFFO for the three-month period ended September 30, 2011 of $8.9 million, or $0.23 per share – diluted based on 38.8 million weighted-average shares outstanding – diluted. RAIT reported a net loss allocable to common shares for the three-month period ended September 30, 2012 of $18.4 million, or $0.37 total loss per share — diluted based on 49.9 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common shares for the three-month period ended September 30, 2011 of $21.2 million, or $0.55 total loss per share – diluted based on 38.8 million weighted-average shares outstanding – diluted. The third quarter 2012 net loss includes $24.2 million of unrealized losses relating to non-cash mark-to-market adjustments in RAIT’s legacy Taberna portfolios and the associated hedges. Non-cash mark-to-market gains and losses are excluded from AFFO.

RAIT reported AFFO for the nine-month period ended September 30, 2012 of $36.6 million, or $0.76 per share — diluted based on 48.0 million weighted-average shares outstanding – diluted, as compared to AFFO for the nine-month period ended September 30, 2011 of $24.8 million, or $0.65 per share – diluted based on 37.8 million weighted-average shares outstanding – diluted. RAIT reported a net loss allocable to common shares for the nine-month period ended September 30, 2012 of $132.4 million, or $2.76 total loss per share — diluted based on 48.0 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common shares for the nine-month period ended September 30, 2011 of $35.5 million, or $0.94 total loss per share – diluted based on 37.8 million weighted-average shares outstanding – diluted. The net loss for the nine-month period ended September 30, 2012 includes $144.3 million of unrealized losses relating to non-cash mark-to-market adjustments in RAIT’s legacy Taberna portfolios and the associated hedges. Non-cash mark-to-market gains and losses are excluded from AFFO.

A reconciliation of RAIT’s reported net income (loss) allocable to common shares to its AFFO is included as Schedule I to this release. A reconciliation of RAIT’s total shareholders’ equity to its adjusted book value, a non-GAAP financial measure, is included as Schedule II to this release. Schedule I and Schedule II also include management’s respective rationales for the usefulness of each of these non-GAAP financial measures.

RAIT also reported the following:

•	Investments in Real Estate. As of September 30, 2012, RAIT had investments in real estate of $906.5 million as compared to $891.5 million at December 31, 2011. During the three-months ended September 30, 2012, RAIT did not convert any loans to owned real estate.

•	Average Occupancy. The average occupancy of RAIT’s portfolio of investments in real estate increased to 84.6% at September 30, 2012 from 83.6% at December 31, 2011.

•	CRE CDO Coverage Tests. As of the most recent reporting date, RAIT CRE CDO I, Ltd’s overcollateralization test was passing at 126.5% with a trigger of 116.2% and RAIT Preferred Funding II, Ltd’s overcollateralization test was passing at 118.0% with a trigger of 111.7%.

•	Non-Accrual CRE Loans. The unpaid principal balance of RAIT’s non-accrual commercial real estate loan portfolio decreased to $70.4 million at September 30, 2012 as compared to $89.0 million at September 30, 2011.

•	Provision for losses. Provision for losses on RAIT’s commercial real estate loan portfolio was $0.5 million for the quarter ended September 30, 2012 as compared to $0.5 million for the quarter ended September 30, 2011.

•	Dividends. On September 18, 2012, RAIT declared a third quarter common dividend of $0.09 per common share to shareholders of record on October 11, 2012 and payable on October 31, 2012. On October 23, 2012, RAIT’s Board of Trustees declared a fourth quarter 2012 cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares. The preferred dividends will be paid on December 31, 2012 to holders of record on December 3, 2012.

Key Statistics
(Unaudited and dollars in thousands, except per share information)

As of or For the Three-Month Periods Ended

	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Financial Statistics:
Assets under management	$3,598,503	$3,642,189	$3,549,029	$3,517,684	$3,633,133
Total revenue	$60,327	$56,347	$54,245	$56,923	$60,089
Earnings per share – diluted	$(0.37)	$(0.14)	$(2.42)	$(0.39)	$(0.55)
Funds from Operations (“FFO”) per share	$(0.21)	$0.01	$(2.25)	$(0.20)	$(0.36)
AFFO per share	$0.30	$0.25	$0.21	$0.30	$0.23
Common dividend declared	$0.09	$0.08	$0.08	$0.06	$0.06
Commercial Real Estate (“CRE”) Loan Portfolio:
CRE loans— unpaid principal	$1,042,047	$1,072,655	$990,321	$952,997	$1,064,946
Non-accrual loans — unpaid principal	$70,419	$73,592	$56,113	$54,334	$89,023
Non-accrual loans as a % of reported loans	6.8%	6.9%	5.7%	5.7%	8.4%
Reserve for losses	$32,738	$35,426	$35,527	$40,565	$50,609
Reserves as a % of non-accrual loans	46.5%	48.1%	63.3%	74.7%	56.8%
Provision for losses	$500	$500	$500	$500	$500
CRE Property Portfolio:
Reported investments in real estate	$906,487	$911,128	$887,130	$891,502	$849,232
Net operating income	$12,158	$12,053	$11,034	$10,503	$9,072
Number of properties owned	58	58	56	56	48
Multifamily units owned	8,014	8,014	8,014	8,014	8,014
Office square feet owned	2,015,524	2,015,524	1,786,860	1,786,860	1,786,860
Retail square feet owned	1,422,481	1,422,298	1,358,257	1,358,257	1,114,250
Land (acres owned)	19.90	19.90	19.90	19.90	7.25
Average occupancy data:
Multifamily	90.2%	91.2%	90.4%	88.5%	89.8%
Office	71.9%	71.0%	70.7%	69.2%	68.5%
Retail	73.2%	70.0%	66.9%	68.0%	68.9%

Total	84.6%	85.2%	85.0%	83.6%	84.5%
Average Effective Rent per Unit/Square Foot (1):
Multifamily (2)	$699	$695	$691	$681	$671
Office (3)	$19.08	$19.07	$21.53	$20.85	$20.50
Retail (3)	$11.74	$12.44	$10.59	$9.73	$9.55

(1)	Based on properties owned as of September 30, 2012.

(2)	Average effective rent is rent per unit per month.

(3)	Average effective rent is rent per square foot per year.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM EDT on Thursday, October 25, 2012 from the home page of the RAIT Financial Trust website at www.raitft.com or by dialing 866.831.6272, access code 71546798. For those who are not available to listen to the live call, the replay will be available shortly following the live call on RAIT’s website and telephonically until Thursday, November 1, 2012, by dialing 888.286.8010, access code 33732273.

About RAIT Financial Trust

RAIT Financial Trust is an internally-managed real estate investment trust that provides debt financing options to owners of commercial real estate and invests directly into commercial real estate properties located throughout the United States.  In addition, RAIT is an asset and property manager of real estate-related assets. For more information, please visit www.raitft.com or call Investor Relations at 215.243.9000.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “goal” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, those disclosed in RAIT’s filings with the Securities and Exchange Commission. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact
Andres Viroslav
215-243-9000
aviroslav@raitft.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month		For the Nine-Month
	Periods Ended		Periods Ended
	September 30		September 30
	2012	2011	2012	2011
Revenue:
Interest income	$30,358	$33,549	$87,059	$101,590
Rental income	26,412	23,635	76,783	67,063
Fee and other income	3,557	2,905	7,077	8,578

Total revenue	60,327	60,089	170,919	177,231
Expenses:
Interest expense	18,367	22,689	56,953	68,384
Real estate operating expense	14,254	14,563	41,538	40,971
Compensation expense	6,031	6,898	17,015	19,179
General and administrative expense	3,790	4,042	11,398	13,441
Provision for loan losses	500	500	1,500	3,400
Depreciation and amortization	7,939	7,300	23,233	21,668
Total expenses	50,881	55,992	151,637	167,043
Operating income	9,446	4,097	19,282	10,188
Interest and other income (expense)	52	145	(1,386)	295
Gains (losses) on sale of assets	—	1,455	2,529	3,434
Gains (losses) on extinguishment of debt	—	11,371	1,574	14,540
Change in fair value of financial instruments	(24,177)	(34,997)	(144,269)	(55,113)
Income (loss) before taxes and discontinued operations	(14,679)	(17,929)	(122,270)	(26,656)
Income tax benefit (provision)	(292)	158	65	468

Income (loss) from continuing operations	(14,971)	(17,771)	(122,205)	(26,188)
Income (loss) from discontinued operations	—	(50)	—	747

Net income (loss)	(14,971)	(17,821)	(122,205)	(25,441)
(Income) loss allocated to preferred shares	(3,476)	(3,407)	(10,305)	(10,235)
(Income) loss allocated to noncontrolling interests	61	59	154	176

Net income (loss) allocable to common shares	$(18,386)	$(21,169)	$(132,356)	$(35,500)

Earnings (loss) per share—Basic:
Continuing operations	$(0.37)	$(0.55)	$(2.76)	$(0.96)
Discontinued operations	—	—	—	0.02

Total earnings (loss) per share—Basic	$(0.37)	$(0.55)	$(2.76)	$(0.94)

Weighted-average shares outstanding—Basic	49,908,051	38,771,022	47,994,085	37,822,750

Earnings (loss) per share—Diluted:
Continuing operations	$(0.37)	$(0.55)	$(2.76)	$(0.96)
Discontinued operations	—	—	—	0.02

Total earnings (loss) per share—Diluted	$(0.37)	$(0.55)	$(2.76)	$(0.94)

Weighted-average shares outstanding—Diluted	49,908,051	38,771,022	47,994,085	37,822,750

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of	As of
	September 30,	December 31,
	2012	2011
Assets
Investments in mortgages and loans, at amortized cost:
Commercial mortgages, mezzanine loans, other loans and preferred	$1,046,442	$996,363
equity interests
Allowance for losses	(32,738)	(46,082)

Total investments in mortgages and loans	1,013,704	950,281
Investments in real estate	906,487	891,502
Investments in securities and security-related receivables, at fair value	655,017	647,461
Cash and cash equivalents	40,719	29,720
Restricted cash	114,804	278,607
Accrued interest receivable	43,751	39,455
Other assets	45,863	39,771
Deferred financing costs, net of accumulated amortization of $14,753 and	19,988	23,178
$11,613, respectively
Intangible assets, net of accumulated amortization of $2,757 and $2,337,	2,209	2,629
respectively
Total assets	$2,842,542	$2,902,604

Liabilities and Equity
Indebtedness:
Recourse indebtedness	$165,343	$169,107
Non-recourse indebtedness	1,607,861	1,579,167

Total indebtedness	1,773,204	1,748,274
Accrued interest payable	25,156	22,541
Accounts payable and accrued expenses	26,850	20,825
Derivative liabilities	162,341	181,499
Deferred taxes, borrowers’ escrows and other liabilities	17,898	9,481
Distributions payable	3,462	5,890
Total liabilities	2,008,911	1,988,510
Equity:
Shareholders’ equity:
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized; 7.75% Series A cumulative redeemable preferred shares, liquidation	28	28
preference $25.00 per share, 2,796,000 and 2,760,000 shares issued and outstanding
8.375% Series B cumulative redeemable preferred shares, liquidation	23	23
preference $25.00 per share, 2,282,300 and 2,258,300 shares issued and outstanding
8.875% Series C cumulative redeemable preferred shares, liquidation	16	16
preference $25.00 per share, 1,640,000 and 1,600,000 shares issued and outstanding
Common shares, $0.03 par value per share, 200,000,000 shares authorized,	1,490	1,236
49,910,683 and 41,289,566 issued and outstanding
Additional paid in capital	1,780,929	1,735,969
Accumulated other comprehensive income (loss)	(103,510)	(118,294)
Retained earnings (deficit)	(849,124)	(708,671)

Total shareholders’ equity	829,852	910,307
Noncontrolling interests	3,779	3,787
Total equity	833,631	914,094
Total liabilities and equity	$2,842,542	$2,902,604

Schedule I
RAIT Financial Trust
Reconciliation of Net income (loss) Allocable to Common Shares and
Funds From Operations (“FFO”) and
Adjusted Funds From Operations (“AFFO”) (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three- Month Periods			For the Nine-Month Periods
	Ended September 30			Ended September 30
	2012	2011	2012	2011
Funds From Operations (“FFO”):
Net income (loss) allocable to common shares	$(18,386)	$(21,169)	$(132,356)	$(35,500)
Adjustments:
Depreciation expense	7,738	7,024	22,646	20,817
(Gains) Losses on sale of real estate	—	50	—	218

Funds from operations	$(10,648)	$(14,095)	$(109,710)	$(14,465)

Funds from Operations per share	$(0.21)	$(0.36)	$(2.29)	$(0.38)

Weighted-average shares — diluted	49,908,051	38,771,022	47,994,085	37,822,750

Adjusted Funds From Operations (“AFFO”):
Funds from Operations	$(10,648)	$(14,095)	$(109,710)	$(14,465)
Adjustments:
Change in fair value of financial instruments	24,177	34,997	144,269	55,113
(Gains) Losses on debt extinguishment	—	(11,371)	(1,574)	(14,540)
Capital expenditures, net of direct financing	(270)	(671)	(1,053)	(1,446)
Straight-line rental adjustments	(471)	(1,096)	(1,562)	(2,783)
Amortization of deferred items and intangible assets	1,555	1,046	4,597	2,482
Share-based compensation	550	79	1,656	396

Adjusted Funds from Operations	$14,893	$8,889	$36,623	$24,757

Adjusted Funds from Operations per share	$0.30	$0.23	$0.76	$0.65

Weighted-average shares — diluted	49,908,051	38,771,022	47,994,085	37,822,750

(1)	We believe that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and us in particular.

We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

AFFO is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations. We calculate AFFO by adding to or subtracting from FFO: change in fair value of financial instruments; gains or losses on debt extinguishment; capital expenditures, net of any direct financing associated with those capital expenditures; straight-line rental effects; amortization of various deferred items and intangible assets; and share-based compensation.

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management utilizes FFO and AFFO as measures of our operating performance, and believes they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash items, such as real estate depreciation, share-based compensation and various other items required by GAAP that may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity. References to “we”, “us”, and “our” refer to RAIT Financial Trust and its subsidiaries.

Schedule II
RAIT Financial Trust
Reconciliation of Shareholders’ Equity to Adjusted Book Value (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	As of September 30, 2012
	Amount	Per Share (2)
Total Shareholders’ equity, as reported	$829,852	$16.63
Subtract: Liquidation value of preferred shares (3)	(167,958)	(3.37)

RAIT Book Value	661,894	13.26
Adjustments:
Subtract: Taberna securitizations net effect	(533,942) (10.70)
Add: CRE CDO derivative liabilities	75,812 1.52
Add: Accumulated depreciation and amortization	107,658 2.16
Add: Valuation of recurring collateral and property management fees 20,590 0.41

Total adjustments	(329,882)	(6.61)
Adjusted Book Value	$332,012	$6.65

(1)	Management views adjusted book value as a useful and appropriate supplement to shareholders’ equity and book value per share. The measure serves as an additional measure of our value because it facilitates evaluation of us without the effects of various items that we are required to record in accordance with GAAP but which have limited economic impact on our business. Those adjustments primarily reflect the effect of consolidated securitizations where we do not currently receive cash flows on our retained interests, accumulated depreciation and amortization, the valuation of long-term derivative instruments and a valuation of our recurring collateral and property management fees. Adjusted book value is a non-GAAP financial measurement, and does not purport to be an alternative to reported shareholders’ equity, determined in accordance with GAAP, as a measure of book value. Adjusted book value should be reviewed in connection with shareholders’ equity as set forth in our consolidated balance sheets, to help analyze our value to investors. Adjusted book value may be defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted book value to that of other REITs.

(2)	Based on 49,910,683 common shares outstanding as of September 30, 2012.

(3)	Based on 2,796,000 Series A preferred shares, 2,282,300 Series B preferred shares, and 1,640,000 Series C preferred shares outstanding as of September 30, 2012, all of which have a liquidation preference of $25.00 per share.